Exhibit 4.3

EXECUTION VERSION

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of January 25, 2011, is entered into by and among Ulthera, Inc., a Delaware corporation (the “Company”), and the stockholders listed under the heading “Stockholders” on the signature pages hereto, and any other stockholder who from time to time becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company and certain stockholders (the “Current Stockholders”) are parties to that certain First Amended and Restated Registration Rights Agreement, by and between the Company and the Current Stockholders, dated as of December 27, 2007 (the “Prior Agreement”);

WHEREAS, the Company and the Current Stockholders wish to amend and restate the Prior Agreement and to supersede and replace the Prior Agreement in its entirety with this Agreement to, among other things, provide further inducement for Current Stockholders and new stockholders to purchase a new series of Preferred Stock, and for the Company to sell the new series of Preferred Stock to the new stockholders;

WHEREAS, as a condition to entering into that certain Series C Convertible Preferred Stock Purchase Agreement, by and among the Company and the new stockholders, dated of even date herewith (the “Purchase Agreement”), such stockholders have required that the Company enter into this Agreement; and

WHEREAS, it is the intent of the parties to set forth in this Agreement the terms and conditions of the registration rights provided for with respect to the shares of equity securities of the Company held by the Stockholders.

NOW THEREFORE, for good and valuable consideration; the receipt and adequacy of which is hereby acknowledged by the parties, the parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall have the meaning assigned to it under Rule 405 of the Securities Act of 1933, as amended.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” shall mean the common stock, $0.001 par value, of the Company, and any other shares of capital stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(f) “Preferred Stock” shall mean the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held from time to time by the Stockholders and their permitted assigns, and any other shares of capital stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(g) “Registrable Securities” shall mean (i) the Common Stock issued or issuable upon conversion of the Preferred Stock, and (ii) any Common Stock issued or issuable as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include shares of Common Stock that have been previously registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, or publicly sold pursuant to Rule 144 under the Securities Act.

(h) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(j) “Series A Preferred Stock” shall mean those shares of Preferred Stock designated as Series A Convertible Preferred Stock of the Company, $0.001 par value, and any other shares of capital stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(k) “Series B Preferred Stock” shall mean those shares of Preferred Stock designated as Series B Convertible Preferred Stock of the Company, $0.001 par value, and any other shares of capital stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(l) “Series C Preferred Stock” shall mean those shares of Preferred Stock designated as Series C Convertible Preferred Stock of the Company, $0.001 par value, and any other shares of capital stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

2. Restrictive Legend. Each certificate representing Preferred Stock or Registrable Securities shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with legends substantially in the following forms:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREOF UNDER SUCH ACT AND COMPLIANCE WITH ALL SUCH APPLICABLE LAWS, OR, IF REQUESTED, A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, INCLUDING, BUT NOT LIMITED TO, MARKET STAND OFF RIGHTS.”

A certificate shall not bear such legend if in the written opinion of counsel delivered to the Company, in form and substance reasonably satisfactory to the Company, the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3. Required Registration.

(a) At any time after the earliest of (i) six months after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective (except for registration statements on Forms S-4, S-8 or any successor thereto or other registration statements relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Commission Rule 145 transaction), and (ii) the third anniversary of the date hereof, the holders of Registrable Securities constituting at least fifty percent (50%) of the shares of Registrable Securities then outstanding (the “Initiating Holders”) may request the Company to register under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering must exceed $10,000,000. In the event of any underwritten public offering contemplated by this Section 3 or Sections 4 or 5, the holders of Preferred Stock shall be entitled to deliver such Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock to be issued upon conversion thereof. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Securities owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of the Company or any person other than requesting holders of Registrable Securities. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 3: (i) during the period starting with the date of filing of, and ending on the date 180 days following the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of securities of the Company under the Securities Act; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective and provided, in the case of a public offering other than the initial public offering, that the Initiating Holders were permitted to register such shares as requested to be registered pursuant to Section 4 hereof without reduction by the underwriter thereof, (ii) if the holders of Registrable Securities propose to dispose of Registrable Securities all of which may be immediately registered on a Form S-3 registration statement pursuant to Section 5, (iii) if within 30 days of receipt of a written request from Initiating Holders pursuant to this Section 3, the Company gives notice to the Initiating Holders of the Company’s intention to file a registration statement for a public offering within ninety (90) days, (iv) if the Company shall furnish to Initiating Holders requesting a registration statement pursuant to this Section 3, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any 12 month period or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b) Following receipt of any written notice under this Section 3, the Company shall notify all holders of Registrable Securities from whom notice has not been received, and shall file a registration statement and use commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of sixty percent (60%) of the shares of Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Securities pursuant to this Section 3 on two

(2) occasions only; provided, however, that such obligation to register shall be deemed satisfied only when (i) a requested registration statement is withdrawn by the requesting holders of Registrable Securities (other than as a result of a material adverse change to the Company); or (ii) a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and remained effective for the period provided for in Section 6.

(c) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account (to the extent that the inclusion of such shares by the Company shall not adversely affect the offering or limit the number of shares to be included in such registration by the holders of Registrable Securities), and shall not be entitled to include shares held by any persons other than the holders of Registrable Securities without the consent of holders of at least sixty percent (60%) of the Registrable Securities then outstanding. Except for registration statements on Forms S-4, S-8 or any successor thereto or other registration statements relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Commission Rule 145 transaction, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the earliest of (i) the completion of the period of distribution of the registration contemplated thereby, (ii) the withdrawal of the request for registration or the withdrawal or abandonment of the registration statement, or (iii) 120 days after the effective date of the registration statement.

4. Incidental Registration. If the Company at any time (other than pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except for registration statements on Forms S-4, S-8 or any successor thereto or other registration statements relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Commission Rule 145 transaction or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Securities then outstanding of its intention to do so. Upon the written request of any such holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder of such Registrable Securities so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Securities owned by such holders, after first allocating the available shares for registration to the Company) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or holders of Registrable Securities; provided further, however, that in all underwritten public offerings other than the Company’s initial underwritten public offering registered under the Securities Act, in no event shall the Registrable Securities included in such registration statement be reduced to less than thirty percent (30%) of the total amount of securities included in such registration statement. For any requesting holder of Registrable Securities which is a partnership or corporation, the partners, retired partners and shareholders of such requesting holder, or the estates and lineal descendants of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “requesting holder,” any pro rata reduction with respect to such “requesting holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “requesting holder,” as defined in this sentence. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 prior to the effectiveness of such registration, whether or not any requesting holder has elected to include securities in such registration, without thereby incurring any liability to the holders of Registrable Securities.

5. Registration on Form S-3. If at any time (a) the holder or holders of ten percent (10%) of the Registrable Securities (the “S-3 Holders”) request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares; then the Company shall use commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 5 to use commercially reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 3 (including but not limited to the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that in no event shall the Company be required to file more than two (2) registrations on Form S-3 in any 12-month period. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 5: (a) if within 30 days of receipt of a written request from the S-3 Holders pursuant to this Section 5, the Company gives notice to such S-3 Holders of the Company’s intention to make a public offering within 90 days, (b) if the Company shall furnish to the S-3 Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the S-3 Holders under this Section 5; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or (c) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3, 4 or 5 to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the managing underwriter, in the case of an underwritten public offering, reasonably shall request and use commercially reasonable efforts to cause such registration or qualification to remain effective for the period specified in paragraph (a) above; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g) promptly notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) furnish on the date that Registrable Securities are delivered for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, stating that (A) such registration statement has become effective under the Securities Act, (B) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (C) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), and (D) to such other effects as reasonably may be requested by counsel for the underwriters, if any; and (ii) if the offering is underwritten, a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to such registration as such underwriters or sellers reasonably may request;

(i) use commercially reasonable efforts to cooperate with the sellers in the disposition of the Registrable Securities covered by such registration statement, including without limitation in the case of an underwritten offering, use commercially reasonable efforts to request that key executives of the Company participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering; and

(j) comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission.

For purposes of Sections 6(a) and 6(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 120 days after the effective date thereof.

In connection with each registration hereunder, it shall be a condition precedent to the obligations of the Company under Sections 3, 4, and 5 that the sellers of Registrable Securities furnish to the Company in writing such information with respect to themselves, the Registrable Securities held by the seller, and the intended method of distribution of such securities as shall be required to effect the registration of such holder’s Registrable Securities and as shall be reasonably requested in order to assure compliance with federal and applicable state securities laws. The Company shall have no obligation with respect to any registration requested pursuant to Sections 3(a) or 4 if, due to the operation of the foregoing sentence, the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company’s obligation to initiate such registration as specified in Sections 3(a) or 4, as the case may be.

In connection with each registration pursuant to Sections 3, 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written underwriting agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature; provided, however, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of such sellers of Registrable Securities, and (ii) no seller shall be required by the Company to make, and the Company shall use reasonable efforts to ensure that no underwriter requires any seller to make any representations and warranties to, or agreements with, any underwriter in a registration effected pursuant to Sections 3, 4 or 5 other than customary representations, warranties and agreements relating to such seller’s title to Registrable Securities and authority to enter into the underwriting agreement.

7. Expenses. All expenses incurred by the Company in complying with Sections 3, 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the holders of Registrable Securities (not to exceed $30,000) participating in such registration, but excluding any Selling Expenses, are called “Registration Expenses.” All stock transfer taxes, underwriting discounts and selling commissions applicable to the sale of Registrable Securities or fees and disbursement for counsel to the holder of Registrable Securities participating in such registration in excess of $30,000 are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement under Sections 3, 4 or 5; provided, however, the Company shall not, be required to pay for expenses of any registration proceeding begun pursuant to Section 3 or 5, the request of which has been subsequently withdrawn by the requesting holders of Registrable Securities unless (a) the withdrawal is based upon material adverse information concerning the Company of which the requesting holders of Registrable Securities were not aware at the time of such request or (b) the holders of sixty percent (60%) of the Registrable Securities participating in such registration agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 3 or 5, as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all holders of Registrable Securities. If the holders of Registrable Securities are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the

Company shall be obligated pursuant to Section 3 or 5, as applicable, to undertake any subsequent registration. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers as they may agree.

8. Indemnification and Contribution.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 3, 4 or 5, the Company will indemnify and hold harmless each holder of Registrable Securities thereunder, the partners, members, officers and directors of such holder, each underwriter (as defined in the Securities Act) for such holder of Registrable Securities and each person, if any, who controls such holder of Registrable Securities or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such holder, partner, member, officer, director, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference in any such registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, Exchange Act, or any state securities law in connection with the offering covered by a registration statement under which Registrable Securities were registered pursuant to Section 3, 4, or 5; and will reimburse each such holder, partner, member, officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such indemnitee if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such indemnitee in writing specifically for use in such registration statement or prospectus; and provided, further, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in a registration statement in connection with such registration by any such holder of Registrable Securities, underwriter or controlling person. The indemnities of the Company contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive any transfer of Registrable Securities.

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 3, 4 or 5, each holder of such Registrable Securities included therein, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 3, 4 or 5, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such holder, as such, furnished in writing to the Company by such holder specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such holder under such registration statement bears to the total public offering price of all securities offered thereunder, but not in any event to exceed the proceeds received by such holder from the sale of Registrable Securities covered by such registration statement (after deduction of all underwriters’ discounts and commissions paid by such holder in connection with the registration in question). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, underwriter or controlling person and shall survive any transfer of Registrable Securities.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, which shall not unreasonably be withheld, consent to entry of any judgment or enter into any settlement.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the aggregate public offering price of its Registrable Securities offered by the registration statement bears to the aggregate public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute, when combined with any amounts paid by such holder otherwise pursuant to this Section 8, any amount in excess of the proceeds (after deduction of all underwriters’ discounts and commissions paid by such holder in connection with the registration in question) received by it from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from the Company or any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary set forth in this Section 8, (i) no indemnifying party shall be liable under this Section 8 for amounts paid in settlement of any loss, claim, damage, liability or expense, if such settlement is effected without their written consent, which consent shall not be unreasonably withheld, (ii) there shall be no limit to the indemnity obligations of any indemnifying party if such indemnity obligations arises from the indemnifying party’s commission of fraudulent misrepresentation, and (iii) to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in an underwriting agreement shall control.

9. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

11. “Market Stand-Off” Agreement. Each Stockholder hereby agrees that, during the period of duration specified by the Company or an underwriter of Registrable Securities, following the effective date of a registration statement of the Company filed under the Securities Act relating to the Company’s initial public offering, such Stockholder shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such Stockholder at any time during such period except Registrable Securities included in such registration or acquired thereafter; provided, however, that such market stand-off time period shall not exceed 180 days (plus up to 35 additional days to accommodate the publication of research by the managing underwriters pursuant to applicable exchange or marketplace rules) following the effective date of the registration statement relating to such initial public offering; and provided further that all directors, executive officers of the Company, and holders of one percent (1%) or more of the Company’s voting securities agree to the same market stand-off time period. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters with respect to any Major Investor shall apply to all Major Investors subject to such agreements pro rata based on the number of shares subject to such agreements. “Major Investor” means any Stockholder that, individually or together with such Stockholder’s Affiliates, holds at least 373,000 shares of Registrable Securities (subject to adjustment for stock splits, combinations and the like).

12. Termination of Registration Rights. The obligations of the Company to register shares of Registrable Securities under Sections 3, 4 or 5 shall terminate on the earliest to occur of (a) the fifth anniversary of the effective date of the Company’s first registration statement covering the sale of the Company’s equity securities in a firm commitment underwritten public offering under the Securities Act; (b) as to each holder of Registrable Securities individually, the date following the closing of the Company’s initial public offering that such holder’s shares of Registrable Securities (i) represent less than one percent (1%) of the outstanding capital stock of the Company and (ii) may all be sold or distributed by such holder pursuant to Rule 144 under Securities Act in a single 90 day period; or (c) a Liquidation Event or a Deemed Liquidation Event, other than an Asset Sale (each, as defined in the Company’s Certificate of Incorporation as of the date hereof).

13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

14. Successors and Assigns. All covenants and agreements contained in this Agreement, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective, permitted successors and assigns of the parties hereto (including, without limitation, permitted transferees of any Preferred Shares or Registrable Securities), whether so expressed or not; provided, however, that registration rights conferred herein on the holders of Registrable Securities shall only inure to the benefit of a transferee of Registrable Securities if (i) there is transferred to such transferee at least 500,000 shares of Registrable Securities (subject to adjustment for stock splits, combinations and the like); or (ii) such transferee is an Affiliate of the transferring party. Any transferee to whom rights under this Agreement are transferred shall as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon holders under this Agreement to the same extent as if such transferee were a holder under this Agreement.

15. Additional Registration Rights. The Company shall not grant to any third party any registration rights senior to or on parity with the registration rights granted to the Stockholders pursuant to this Agreement without the approval of at least sixty percent (60%) of the Registrable Securities then outstanding.

16. Specific Enforcement. The Company and each Stockholder expressly agree that the other parties hereto will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement, each non-breaching party shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier, addressed as follows: (a) if to the Company, at 2150 S. Country Club Drive, Suite 21, Mesa, Arizona 85210, Attention: Chief Executive Officer Matthew Likens; (b) if to any Stockholder, at the address set forth on the signature pages hereto; or (c) in any case, at such other address or addresses as shall have been furnished in writing to the Company.

18. Entire Agreement and Amendments.

(a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and the holders of not less than sixty percent (60%) of the Registrable Securities then outstanding; provided, however, that any such amendment or waiver that would adversely affect the rights hereunder of any Stockholder without similarly affecting the rights hereunder of all Stockholders shall not be effective as to such Stockholder without the prior written consent of the holders of sixty percent (60%) of the shares held by the Stockholders so affected. Any waiver, modification, amendment or termination effected in accordance with this Section 18(a) shall be binding upon each Stockholder and the Company.

(b) In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a “Company registration” or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use commercially reasonable efforts to provide holders of Registrable Securities equivalent benefits to those provided under this Agreement.

(c) To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision; provided, however, that if any term or provision of this Agreement conflicts, or is inconsistent with, the Company’s Certificate of Incorporation, the terms of the Company’s Certificate of Incorporation shall have precedence over the terms of this Agreement. All references in this Agreement to the Certificate of Incorporation, By-Laws or other agreements shall mean such agreements as may be subsequently amended from time to time.

19. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

20. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

21. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf or other fixed image form) shall be binding to the same extent as an original signature page.

24. Replacement of Prior Agreement. This Agreement hereby supersedes and replaces in its entirety the Prior Agreement and the Prior Agreement is null and void and of no further force and effect. Upon execution by the Company and the requisite parties to the Prior Agreement, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force and effect.

25. Aggregate of Stock. All shares of Registrable Securities held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

26. Accession. Notwithstanding Section 18, any additional stockholder required to become a party as a Stockholder pursuant to Section 14 shall automatically become a Stockholder hereunder by delivering to the Company a written instrument in the form of Exhibit A hereto, by which such additional Stockholder agrees to be bound by the obligations imposed under this Agreement, whereupon such additional Stockholder shall automatically become a party to this Agreement and shall thereupon be deemed a Stockholder for all purposes of this Agreement. Notwithstanding Section 18, no consent shall be necessary to add additional Stockholders as signatories to this Agreement (by delivery by a Stockholder to the Company a written instrument in the form of Exhibit A hereto), provided that such Stockholder has purchased Series C Preferred Stock pursuant to the subsequent closing provisions of the Purchase Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, this Second Amended and Restated Registration Rights Agreement has been executed as of the day and year first above written.

COMPANY:	Ulthera, Inc.

	By:	/s/ Matthew Likens
	Name:	Matthew Likens
	Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	New Enterprise Associates 12, Limited Partnership

	By:	NEA Partners 12, Limited Partnership,
its general manager

	By:	NEA 12 GP, LLC,
its managing member

	By:	/s/ Charles W. Newhall III
	Name:	Charles W. Newhall III
	Title:	Manager

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Friday Street Venture Partners, L.P.

	By:	Apposite Capital LLP,
its Manager

	By:	/s/ Ford David Porter
	Name:	Ford David Porter
	Title:	Managing Partner

Apposite Healthcare Fund, L.P.

	By:	Apposite Capital LLP,
its Manager

	By:	/s/ Ford David Porter
	Name:	Ford David Porter
	Title:	Managing Partner

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Charles Linehan

/s/ Charles Linehan

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Justin Klein

/s/ Justin Klein

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Michael H. Slayton and Lana Slayton

/s/ Michael H. Slayton
Michael H. Slayton

/s/ Lana Slayton
Lana Slayton

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Byrnes Family Trust, dated July 24, 1986

	By:	/s/ Robert F. Byrnes
	Name:	Robert F. Byrnes
	Title:	Trustee

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Matthew Likens and Nancy Likens

/s/ Matthew Likens
Matthew Likens

/s/ Nancy Likens
Nancy Likens

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Randall E. Miller IRA

/s/ Randall E. Miller IRA

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Equinox Assets, LLC

	By:	/s/ Brian O’Connor
	Name:	Brian O’Connor
	Title:	Manager

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Alan C. & Agnès B. Mendelson Family Trust

	By:	/s/ Alan C. Mendelson
	Name:	Alan C. Mendelson
	Title:	Trustee

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	VP Company Investments 2008, LLC

	By:	/s/ Alan C. Mendelson
	Name:	Alan C. Mendelson
	Title:	Member of Management Committee

[Signature Page to Second Amended and Restated Registration Rights Agreement]

STOCKHOLDERS:	Salima Merani

/s/ Salima Merani

[Signature Page to Second Amended and Restated Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT TO

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

(STOCKHOLDER)

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Second Amended and Restated Registration Rights Agreement (the “Agreement”) dated as of January     , 2011 by and among Ulthera, Inc., a Delaware corporation (the “Company”), and the other parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Stockholder” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Address for Notices:

STOCKHOLDER:

By:

Name:

Title:

Date: